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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 2001 (except Note 13, as to which the date is November 30, 2001) with respect to the consolidated financial statements of Roadway Express, Inc. and subsidiaries included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-75156) and related Prospectus of Roadway Corporation for the registration of $225,000,000 8 1/4% Senior Notes due December 1, 2008, and to the incorporation by reference therein of our report dated March 28, 2001, with respect to the consolidated financial statement schedule of Roadway Express Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Akron, Ohio
January 4, 2002